CREDIT SUISSE FIRST BOSTON                                 Exhibit 20     Page 1


                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                        May 1, 1999 through May 31, 1999


A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------
(A) Original Total Portfolio                              $110,005,944.94
(B) Class A Noteholders' Percentage                                 67.00%
(C) Original Class A Note Balance                          $73,703,000.00
(D) Class A Note Rate                                                6.35%
(E) Class B Noteholders' Percentage                                 17.00%
(F) Original Class B Note Balance                          $18,701,000.00
(G) Class B Note Rate                                                6.65%
(H) Class C Noteholders' Percentage                                 10.00%
(I) Original Class C Note Balance                          $11,000,000.00
(J) Class C Note Rate                                                7.20%
(K) Class D Certificateholders' Percentage                           6.00%
(L) Original Class D Certificate Balance                    $6,601,944.94
(M) Class D Certificate Rate                                         0.00%
(N) Servicing Fee Rate                                               3.50%
(O) Original Weighted Average Coupon (WAC)                          20.08%
(P) Original Weighted Average Remaining Term (WAM)                  54.68 months
(Q) Number of Contracts                                             9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                  5,500,297.25
    (ii)  Minimum Specified Reserve Balance                  2,200,118.90
    (iii) Initial Deposit                                    1,650,089.17

(S) Noteholders' Percentage                                         94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS              Total Trust
------------------------------------------------              -----------
(A) Total Portfolio Outstanding                            $39,584,902.11
(B) Total Portfolio Pool Factor                                 0.3598433
(C) Class A Note Balance                                   $26,195,935.79
(D) Class A Principal Factor                                    0.3554256
(E) Class A Interest Carryover Shortfall                             0.00
(F) Class A Principal Carryover Shortfall                            0.00
(G) Class B Note Balance                                    $6,646,814.84
(H) Class B Principal Factor                                    0.3554256
(I) Class B Interest Carryover Shortfall                             0.00
(J) Class B Principal Carryover Shortfall                            0.00
(K) Class C Note Balance                                    $3,909,682.02
(L) Class C Principal Factor                                    0.3554256
(M) Class C Interest Carryover Shortfall                             0.00
(N) Class C Principal Carryover Shortfall                            0.00
(O) Class D Certificate Balance                             $2,832,469.42
(P) Reserve Account Balance                                  4,424,239.63
(Q) Payahead Account Balance                                   112,095.21
(R) Aggregate Subordinated Servicing Fees to Date            1,566,785.24
(S) Current Servicing Fees Accrued but Unpaid
          (after first Nine Months)                                  0.00
(T) Cumulative Net Losses for All Prior Periods             15,499,535.45
(U) Weighted Average Coupon of Remaining
          Portfolio (WAC)                                           19.86%
(V) Weighted Average Remaining Term of Remaining
          Portfolio (WAM)                                           32.86 months
(W) Number of Contracts                                             4,790

C. INPUTS FROM THE MAINFRAME
----------------------------
(A) Precomputed Contracts
    (i)   Principal Payments Received                       $1,458,664.92
    (ii)  Interest Payments Received                           588,434.58
    (iii) Repurchased Loan Principal                                 0.00
    (iv)  Repurchased Loan Interest                                  0.00
(B) Partial Prepayments - Amount Added to
          Payahead Account                                       8,738.07
(C) Amount Applied From Payahead Account                             0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)            19.84%
(E) Weighted Average Remaining Maturity of Remaining
          Portfolio (WAM)                                           31.97 months
(F) Remaining Number of Contracts                                   4,653
(G) Delinquent Contracts
                                       Contracts                   Amount
                                       ---------                   ------
    (i)   30-59 Days Delinquent           150      3.22%    $1,241,575.18    3.30%
    (ii)  60-89 Days Delinquent             0      0.00%             0.00    0.00%
    (iii) 90 Days or More Delinquent        0      0.00%             0.00    0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------
(A) Aggregate Net Losses for Collection Period                $240,811.47
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated
               Receivables                                    $511,190.60
    (ii)  Net Liquidation Proceeds Received
               During the Collection Period                    159,141.88
    (iii) Recoveries on Previously Liquidated Contracts        111,237.25
(C) Number of Financed Vehicles Repossessed but not yet
         Charged off                                                   60


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend                       Vice-President              06/10/99
--------------------------------------------------------              ----------
Signature                                 Title                       Date

CREDIT SUISSE FIRST BOSTON                                 Exhibit 20     Page 2

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                        May 1, 1999 through May 31, 1999

I. COLLECTIONS
--------------
(A) Principal Payments Received (C(A)i)                            $1,458,664.92
(B) Interest Payments Received (C(A)ii)                               588,434.58
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)          270,379.13
(D) Principal on Repurchased Contracts (C(A)iii)                            0.00
(E) Interest on Repurchased Contracts (C(A)iv)                              0.00
                                                                   -------------
(F) Total Collections (A+B+C+D+E)                                  $2,317,478.63
                                                                   -------------
(G) Total Available Amount (F)                                     $2,317,478.63

II. DISTRIBUTIONS
-----------------
(A) Principal Payments Received (C(A)i)                            $1,458,664.92
(B) Principal on Repurchased Contracts (C(A)iii)                            0.00
(C) Gross Principal Balance of Liquidated
         Receivables (D(E)i)                                          511,190.60
                                                                   -------------
(D) Principal Distribution Amount (A+B+C)                          $1,969,855.52
(E) Current Servicing Fee Due                                        $115,455.96
(F) Accrued and Unpaid Servicing Fees for Prior
         Collection Periods (B(S))                                          0.00
                                                                   -------------
(G) Total Servicing Fees Payable                                      115,455.96
(H) Servicing Fees Paid from Collection Account                       115,455.96
(I) Reserve Account Draw for Servicing Fees Payable                         0.00
(J) Servicing Fee Shortfall                                                 0.00
(K) Current Subordinated Servicing Fee                                      0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                1,566,785.24

(M) Class A Distributable Amount
    (i)    Class A Monthly Interest Distributable Amount             $138,620.16
    (ii)   Class A Interest Distributable Amount                      138,620.16
    (iii)  Class A Monthly Principal Distributable Amount           1,319,805.87
    (iv)   Class A Principal Distributable Amount                   1,319,805.87
                                                                   -------------
    (v)    Total Distributable Amount (i+ii)                       $1,458,426.03
    (vi)   Class A Interest Paid from Collection Account              138,620.16
    (vii)  Reserve Account Draw for Class A Interest Payable               $0.00
    (viii) Class A Interest Carryover Shortfall                            $0.00
    (ix)   Class A Principal Paid from Collection Account           1,319,805.87
    (x)    Reserve Account Draw for Class A Principal Payable               0.00
    (xi)   Class A Principal Carryover Shortfall                            0.00

(N) Class B Distributable Amount
    (i)    Class B Monthly Interest Distributable Amount              $36,834.43
    (ii)   Class B Interest Distributable Amount                       36,834.43
    (iii)  Class B Monthly Principal Distributable Amount             334,880.39
    (iv)   Class B Principal Distributable Amount                     334,880.39
                                                                   -------------
    (v)    Total Distributable Amount (i+ii)                         $371,714.82
    (vi)   Class B Interest Paid from Collection Account               36,834.43
    (vii)  Reserve Account Draw for Class B Interest Payable               $0.00
    (viii) Class B Interest Carryover Shortfall                            $0.00
    (ix)   Class B Principal Paid from Collection Account             334,880.39
    (x)    Reserve Account Draw for Class B Principal Payable               0.00
    (xi)   Class B Principal Carryover Shortfall                            0.00

(O) Class C Distributable Amount
    (i)    Class C Monthly Interest Distributable Amount              $23,458.09
    (ii)   Class C Interest Distributable Amount                       23,458.09
    (iii)  Class C Monthly Principal Distributable Amount             196,977.93
    (iv)   Class C Principal Distributable Amount                     196,977.93
                                                                   -------------
    (v)    Total Distributable Amount (i+ii)                         $220,436.02
    (vi)   Class C Interest Paid from Collection Account               23,458.09
    (vii)  Reserve Account Draw for Class C Interest Payable               $0.00
    (viii) Class C Interest Carryover Shortfall                            $0.00
    (ix)   Class C Principal Paid from Collection Account             196,977.93
    (x)    Reserve Account Draw for Class C Principal Payable               0.00
    (xi)   Class C Principal Carryover Shortfall                            0.00

(P) Payment of Subordinated Servicing Fees
    (i)    Aggregate Subordinated Servicing Fees from
             Current and Prior Periods (II(L))                     $1,566,785.24
    (ii)   Subordinated Servicing Fees Paid from
             Collection Account and/or Released
             from Reserve Account                                     387,831.13
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)    $1,178,954.11

(Q) Certificateholders' Distributable Amount
    (i)    Certificateholders' Distributable Amount                  $118,191.33
    (ii)   Certificateholders' Distributable Amount
             Paid from Collection Account                                   0.00

CREDIT SUISSE FIRST BOSTON                                 Exhibit 20     Page 3

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                        May 1, 1999 through May 31, 1999

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------
(A) Beginning Period Balance (B(Q))                                  $112,095.21
(B) Amounts Applied to Payahead Account (C(B))                          8,738.07
(C) Amounts Withdrawn from Payahead Account (C(C))                          0.00
                                                                  --------------
(D) Ending Period Balance                                            $120,833.28

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                              Begin. of Period     End of Period
                                              ----------------    --------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                   $39,584,902.11    $37,615,046.59
    (ii)   Total Pool Factor                         0.3598433         0.3419365
    (iii)  Receivables Balance                   39,584,902.11     37,615,046.59
    (iv)   Prefunding Account Balance                     0.00              0.00
    (v)    Class A Note Balance                 $26,195,935.79    $24,876,129.92
    (vi)   Class A Principal Factor                  0.3554256         0.3375186
    (vii)  Class B Note Balance                  $6,646,814.84     $6,311,934.45
    (viii) Class B Principal Factor                  0.3554256         0.3375186
    (ix)   Class C Note Balance                  $3,909,682.02     $3,712,704.09
    (viii) Class C Principal Factor                  0.3554256         0.3375186
    (ix)   Class D Certificate Balance           $2,832,469.42     $2,714,278.09

(B) Portfolio Information
    (i)    Weighted Average Coupon (WAC)                 19.86%            19.84%
    (ii)   Weighted Average Remaining Maturity (WAM)     32.86 months      31.97 months
    (iii)  Remaining Number of Contracts                 4,790             4,653

V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------
(A) Beginning RA Balance (B(H))                                    $4,424,239.63
                                                                            0.00
(B) Draw for Servicing Fee (II(I))                                          0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))             0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))             0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))             0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))             0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))              0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))              0.00

(I) Overcollateralization Amount                                  $12,738,916.67
(J) Maximum Specified Reserve Balance                               4,187,854.30
(K) Specified Reserve Account Balance                               4,187,854.30

(L) Amount Available for Deposit to the RA                            151,445.80
                                                                  --------------
(M) RA Balance Prior to Release                                    $4,575,685.43
(N) Specified Reserve Account Balance                               4,187,854.30
(O) Reserve Account Release                                           387,831.13

(P) Ending Reserve Account Balance                                 $4,187,854.30

VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------
(A) Aggregate Net Losses for Collection Period
          (VII(B)i-ii-iii)                                           $240,811.47
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated
               Receivables (D(E)i)                                   $511,190.60
    (ii)  Net Liquidation Proceeds Received During the
               Collection Period (D(E)ii)                             159,141.88
    (iii) Recoveries on Previously Liquidated
               Contracts (D(E)iii)                                    111,237.25
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))             15,740,346.92
(D) Delinquent and Repossessed Contracts

                                               Contracts                  Amount
                                               ---------                  ------
    (i)   30-59 Days Delinquent (C(G)i)              150   3.22%   $1,241,575.18   3.30%
    (ii)  60-89 Days Delinquent (C(G)ii)               0   0.00%            0.00   0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)         0   0.00%            0.00   0.00%
    (iv)  Financed Vehicles Repossessed but
               not yet Charged off and
               Contracts Delinquent
               over 60 days(D(E))                     60   1.29%      527,357.88   1.40%

CREDIT SUISSE FIRST BOSTON                                 Exhibit 20     Page 4

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                        May 1, 1999 through May 31, 1999

VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
--------------------------------------------------
(A) Ratio of Net Losses to the Pool Balance as of
          Each Collection Period.
    (i)   Second Preceeding Collection Period                               4.74%
    (ii)  Preceeding Collection Period                                      4.20%
    (iii) Current Collection Period                                         7.30%
    (iv)  Three Month Average (Avg(i,ii,iii))                               5.42%

(B) Ratio of Balance of Contracts Delinquent 60 Days or
          More and Balance of Financed Vehicles Repossessed
          but not Charged off to the Outstanding Pool Balance
          as of Each Collection Period.
    (i)   Second Preceeding Collection Period                               1.39%
    (ii)  Preceeding Collection Period                                      1.27%
    (iii) Current Collection Period                                         1.40%
    (iv)  Three Month Average (Avg(i,ii,iii))                               1.35%

(C) Cumulative Net Loss Ratio                                              14.31%

(D) Loss and Delinquency Trigger Indicator                   Trigger Was Not Hit

VIII. RECONCILIATION OF COLLECTION ACCOUNT
------------------------------------------
(A) Collection Account Beginning Balance (I(H))                     2,317,478.63
(B) Servicing Fee Paid (II(H))                                        115,455.96
(C) Class A Interest Paid (II(M(vi)))                                 138,620.16
(D) Class B Interest Paid (II(N(vi)))                                  36,834.43
(E) Class C Interest Paid (II(O(vi)))                                  23,458.09
(F) Class A Principal Paid (II(M(ix)))                              1,319,805.87
(G) Class B Principal Paid (II(N(ix)))                                334,880.39
(H) Class C Principal Paid (II(O(ix)))                                196,977.93
(I) Reserve Account Deposit                                                 0.00
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))           387,831.13
(K) Certificateholders' Distributable Amount Paid (II(Q(ii)))               0.00
(L) Releases to Seller                                                      0.00

                                                               Exhibit 20 Page 5


                          AFG Receivables Trust 1997-A
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:    May 1, 1999 through May 31, 1999
Distribution Date:    06/15/99
Month:                24

Statement for Class A, Class B and Class C Noteholders and Certificateholders                     Per $1,000 of Outstanding
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                        Class A/Class B/Class C
                                                                                                      Certificate Amount
                                                                                                  -------------------------
(i)    Principal Distribution
          Class A Note  Amount                                                      1,319,805.87         50.3820851
          Class B Note  Amount                                                        334,880.39         50.3820852
          Class C Note  Amount                                                        196,977.93         50.3820850
          Certificates  Amount                                                        118,191.33         41.7273106

(ii)   Interest Distribution
          Class A Note  Amount                                                        138,620.16          5.2916667
          Class B Note  Amount                                                         36,834.43          5.5416663
          Class C Note  Amount                                                         23,458.09          5.9999995

(iii)  Total Pool Balance of Notes and Certificates
          (end of Collection Period)                                               37,615,046.59

(iv)      Class A Notes Balance (end of Collection Period)                         24,876,129.92
          Class A Pool Factor (end of Collection Period)                               0.3375186
          Class B Notes Balance (end of Collection Period)                          6,311,934.45
          Class B Pool Factor (end of Collection Period)                               0.3375186
          Class C Notes Balance (end of Collection Period)                          3,712,704.09
          Class C Pool Factor (end of Collection Period)                               0.3375186
          Certificates Balance (end of Collection Period)                           2,714,278.09

(v)    Basic Servicing Fee                                                            115,455.96          2.9166667

(vi)   Aggregate Net Losses                                                           240,811.47

(vii)  Reserve Account Balance after Giving Effect to Payments
          Made on Distribution Date                                                 4,187,854.30
       Specified Reserve Account Balance after Giving Effect to Payments
          Made on Distribution Date                                                 4,187,854.30
       Draws on Reserve Account                                                             0.00
       Amount Available for Deposits to Reserve Account                               151,445.80

(viii)    Class A Notes Interest Carryover Shortfall                                        0.00          0.0000000
          Class B Notes Interest Carryover Shortfall                                        0.00          0.0000000
          Class C Notes Interest Carryover Shortfall                                        0.00          0.0000000
          Class A Notes Principal Carryover Shortfall                                       0.00          0.0000000
          Class B Notes Principal Carryover Shortfall                                       0.00          0.0000000
          Class C Notes Principal Carryover Shortfall                                       0.00          0.0000000


(ix)   Aggregate Purchase Amount of Receivables Repurchased by the Seller
          or purchased by Servicer                                                          0.00

(x)    Delinquent Contracts
                                                                                       Number                 Balance
                                                                                ----------------------------------------------------
          30-59 Days                                                                         150              1,241,575.18
          60-89 Days                                                                           0                      0.00
          90 Days or More                                                                      0                      0.00